Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements of our report dated March 1, 2023, relating to the financial statements of Brighthouse Life Insurance Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

Form S-3:
No. 333-238213
No. 333-238215
No. 333-252817
No. 333-252818
No. 333-252831
No. 333-263492
No. 333-263495
No. 333-262390

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 1, 2023